Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual report of Quintek Technologies, Inc. (the "Company") on Form 10-KSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Steele, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to Quintek Technologies, Inc. and will be retained by Quintek Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  September 28, 2006                              By: /s/ ROBERT STEELE
                                                           -------------------
                                                       Robert Steele
                                                       Chief Executive Officer